Exhibit 10.1

Execution Version

Sixth Amendment to Credit Agreement and Limited Waiver

This Sixth Amendment to Credit Agreement and Limited Waiver (this “Amendment”) is entered into as of November 30, 2018, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

Recitals:

A.           The Borrower, the Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to a Credit Agreement dated as of July 20, 2016 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B.           The Borrower has advised the Administrative Agent and the Lenders that Limbach, Inc. and its Subsidiaries have not satisfied certain provisions of the Credit Agreement as hereinafter described; and the Administrative Agent and the Required Lenders have agreed to waive the resulting defaults under the terms and conditions set forth in this Amendment.

C.           The Borrower, the Administrative Agent and the Required Lenders have also agreed to make certain amendments to the Credit Agreement pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Incorporation of Recitals; Defined Terms.

The Borrower and the Guarantors acknowledge that the Recitals set forth above are true and correct. This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.

Section 2.            Limited Waiver.

2.1.         Violations. The Borrower has informed the Administrative Agent and the Lenders that:

(a)          Limbach, Inc. and its Subsidiaries have failed to comply with the Senior Leverage Ratio covenant set forth in Section 6.20(b) of the Credit Agreement for the September 30, 2018 test date; and

(b)          Limbach, Inc. and its Subsidiaries have failed to comply with the Fixed Charge Coverage covenant set forth in Section 6.20(c) of the Credit Agreement for the September 30, 2018 test date (the violations described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Financial Covenant Violations”).

2.2.          Limited Waiver. Upon satisfaction of the conditions precedent set forth in Section 4 below and subject to the terms hereof, the Administrative Agent and the Required Lenders party hereto waive the Financial Covenant Violations and any Defaults or Events of Default arising solely from the Financial Covenant Violations. The Borrower and the Guarantors acknowledge that the waiver under this Section 2 is specifically limited to the terms hereof, is a one-time waiver and shall not be deemed to be a waiver of any Defaults or Events of Default other than those arising solely in respect of the Financial Covenant Violations.

2.3.          Scope. This limited waiver and consent shall be limited specifically as written herein and shall be solely a consent and waiver as provided herein. This Amendment shall not constitute a consent to any other transactions prohibited by the Credit Agreement or any other Loan Document, nor shall this Section 2 be a waiver or modification of any other term, provision or condition of the Credit Agreement or any other Loan Document.

Section 3.            Amendments.

Upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be and hereby is amended as follows:

3.1.          Section 1.1 of the Credit Agreement (Definitions) is amended to add thereto in appropriate alphabetical order the following definitions:

“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower's Ownership Interests; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Bonded Accounts” means Accounts subject to any Liens or other encumbrances in favor of the Bonding Company under any Bonding Agreements or pursuant to any Legal Requirements.

“Certificate of Beneficial Ownership” means a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Borrower.

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement and Limited Waiver dated as of November 30, 2018, among the Borrower, the Parents, the Administrative Agent and the Lenders party thereto.

“Sixth Amendment Effective Date” means November 30, 2018

3.2.         The definitions of “EBITDA”, “Fixed Charge Coverage Ratio”, “Fixed Charges”, “Revolving Credit Commitment”, “Revolving Credit Termination Date”, and “Swing Line Sublimit” set forth in Section 1.1 of the Credit Agreement (Definitions) are amended and restated in their entirety to read as follows:

“EBITDA” means, with reference to any period, Net Income for such period plus, without duplication, the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) non-cash charges, including stock based compensation expenses, incurred during such period, and (e) the limited waiver fee in the amount of $300,000 paid during such period in connection with the Limited, Conditional, and Temporary Waiver and Agreement Regarding Loan Documents dated November 19, 2018, minus all amounts included in arriving at such Net Income in respect of non-cash gains realized during such period.

“Fixed Charge Coverage Ratio” means, at any time the same is to be determined, the ratio of (a) EBITDA for the four consecutive fiscal quarters of Limbach, Inc. and its Subsidiaries then most recently ended less Capital Expenditures made by Limbach, Inc. and its Subsidiaries during the same four consecutive fiscal quarters not financed with Indebtedness to (b) Fixed Charges for the same four consecutive fiscal quarters; provided that, notwithstanding the foregoing, for that fiscal quarter of Limbach, Inc. ending on or about March 31, 2019, the EBITDA, Capital Expenditures, and Fixed Charges shall be such amounts for the two consecutive fiscal quarters then ending and for the fiscal quarter of Limbach, Inc. ending on or about June 30, 2019, the EBITDA, Capital Expenditures, and Fixed Charges shall be such amounts for the three consecutive fiscal quarters then ending and thereafter shall be for the trailing four fiscal quarters of Limbach, Inc.

“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (for clarity, excluding mandatory prepayments pursuant to Section 2.8(b)(v)) (“Principal Payments”) of Limbach, Inc. and its Subsidiaries other than in respect of the Bridge Term Loans payable on the maturity date therefore, plus (b) the cash portion of any Interest Expense for such period, plus (c) Restricted Payments made by Limbach, Inc. and its Subsidiaries during such period pursuant to Section 6.15(b), plus (d) without duplication, federal, state, and local income taxes paid in cash by Limbach, Inc. and its Subsidiaries during such period.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $25,000,000 on the Sixth Amendment Effective Date; provided that, notwithstanding anything to the contrary contained herein, the Revolving Credit Commitments of the Lenders shall be automatically reduced to $22,500,000 on December 31, 2018 (the “First Commitment Decrease Date”) and $20,000,000 on January 31, 2019 (the “Second Commitment Decrease Date”).

“Revolving Credit Termination Date” means March 31, 2020 or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.10, 7.2 or 7.3.

“Swing Line Sublimit” means $5,000,000, as reduced pursuant to the terms hereof; provided that, notwithstanding anything to the contrary contained herein, the Swing Line Sublimit shall be automatically reduced to $0 on December 31, 2018.

3.3.          The introductory clause in the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement (Definitions) prior to the initial proviso in that definition is amended and restated in its entirety to read as follows:

“Eligible Accounts” means those Accounts of each of the Loan Parties as to which the Administrative Agent has a first priority perfected Lien that comply with all of the representations and warranties made to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents;

3.4.         Clause (s) of the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

(s)          (i) Accounts in which the Administrative Agent (for the benefit of the Lenders) does not have a valid and enforceable first priority perfected security interest, and (ii) Bonded Accounts; and

3.5.         Section 2.7(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(a)          Scheduled Payments of Term Loans. The Borrower shall make principal payments on the Term Loans in equal installments on the last Business Day of each March, June, September, and December in each year, commencing with the calendar quarter ending September 30, 2016 (unless any such day is not a Business Day, in which event such payment is due on the immediately preceding Business Day) with the amount of each such principal installment then due equal to the amount expressed next to the due date (unless any such day is not a Business Day, in which event such payment is due on the immediately preceding Business Day) for such installment on the following schedule:

Principal Installment Due Date	Principal Installment Payment Amount

September 30, 2016	$750,000

December 31, 2016	$750,000

March 31, 2017	$750,000

June 30, 2017	$750,000

September 30, 2017	$750,000

December 31, 2017	$750,000

March 31, 2018	$750,000

June 30, 2018	$750,000

September 30, 2018	$900,000

December 31, 2018	$900,000

March 31, 2019	$900,000

June 30, 2019	$900,000

September 30, 2019	$900,000

December 31, 2019	$900,000

; it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Term Loans, shall be due and payable on March 31, 2020, the final maturity thereof. Each principal payment on the Term Loans shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.

3.6.         A new Section 5.28 (Certificate of Beneficial Ownership) is added to the Credit Agreement at the end of Section 5 to read as follows:

Section 5.28. Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Lenders from time to time in accordance with this Agreement (including any updates thereto), is accurate, complete and correct as of the date any such delivery or update. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership, once delivered, is one of the Loan Documents.

3.7.         A new sentence is added to the end of Section 6.13 of the Credit Agreement (Consolidation, Merger, and Sale of Assets) to read as follows:

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

3.8.         Clauses (a)-(d) of Section 6.20 of the Credit Agreement (Financial Covenants) are amended and restated in their entirety to read as follows:

(a)          Minimum EBITDA. EBITDA of Limbach, Inc. and its Subsidiaries for the fiscal quarter ending December 31, 2018, shall not be less than $6,500,000. Notwithstanding anything to the contrary contained herein, for purposes of calculating compliance with this Section 6.20(a), EBITDA for such test period shall be determined based on the financial results of Limbach, Inc. and its Subsidiaries for the financial quarter then ending. The Loan Parties failure to achieve the minimum EBITDA requirements set forth in this clause (a) for the test period ended December 31, 2018 shall constitute an Event of Default under Section 7.1(b) of the Credit Agreement and, without limiting the foregoing and in addition to all other fees and amounts payable, the Borrower shall pay an EBITDA covenant fee of $300,000 for such violation, which fee shall be immediately due and payable. All fees payable pursuant to this Section 6.20(a) shall be payable to the Administrative Agent for the ratable benefit of the Lenders and any payment of such fees shall not constitute any satisfaction or waiver of any Event of Default arising from the corresponding violation.

(b)          Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of Limbach, Inc. ending on or after March 31, 2019, Limbach, Inc. and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.10:1.00. The Loan Parties failure to achieve the required Fixed Charge Coverage Ratio as of any such quarter end shall constitute an Event of Default under Section 7.1(b) of the Credit Agreement and, without limiting the foregoing and in addition to all other fees and amounts payable, the Borrower shall pay a Fixed Charge Coverage Ratio covenant fee of $300,000 for each such violation, which fee shall be immediately due and payable. All fees payable pursuant to this Section 6.20(b) shall be payable to the Administrative Agent for the ratable benefit of the Lenders and any payment of such fees shall not constitute any satisfaction or waiver of any Event of Default arising from the corresponding violation.

(c)          Unfinanced Capital Expenditures. The unfinanced Capital Expenditures of the Loan Parties shall not exceed (i) for the fiscal quarter of Limbach, Inc. ending March 31, 2019, $1,000,000; (ii) for the fiscal quarter of Limbach, Inc. ending June 30, 2019, $1,000,000; (iii) for the fiscal quarter of Limbach, Inc. ending September 30, 2019, $1,000,000; (iv) for the fiscal quarter of Limbach, Inc. ending December 31, 2019, $0; and (v) for the fiscal year of Limbach, Inc. ending December 31, 2019, $3,000,000; provided that, (x) the vehicle leases shall be excluded from this limit; and (y) no unfinanced Capital Expenditures, including for vehicle leases, shall be permitted on and after any quarter end date on which the Loan Parties fail to achieve the required Fixed Charge Coverage Ratio for such date.

(d)          [Reserved.]

3.9.         New Sections 6.29 (Additional Agreements) and 6.30 (Certificate of Beneficial Ownership and Additional Information) are added to the Credit Agreement at the end of Section 6 to read as follows:

Section 6.29.         Additional Agreements. (a) Limitations on Indebtedness, etc. The Loan Parties acknowledge and agree that, commencing with the Sixth Amendment Effective Date and at all times thereafter and notwithstanding anything to the contrary contained in the Credit Agreement, the Loan Parties shall not make any Permitted Acquisitions, Restricted Payments (other than to another Loan Party), or voluntary prepayment of any Indebtedness (other than of Revolving Loans) or any other obligation or liability, or incur any additional Indebtedness (other than vehicle leases to the extent permitted by clause 7(d)(iii) and advances of Revolving Loans), other than any Indebtedness the cash proceeds of which are used to pay in full all outstanding Obligations.

(b)          Refinancing Efforts. The Loan Parties shall actively solicit proposals from other lenders to refinance all of the Obligations, and the Loan Parties shall promptly advise the Administrative Agent of all refinancing proposals they receive. Without limiting the foregoing, (i) on or before February 15, 2019, the Loan Parties shall deliver to the Administrative Agent and the Lenders one or more term sheets from prospective lenders that will provide a full payment in cash of all Obligations; (ii) on or before March 15, 2019, the Loan Parties shall deliver to the Administrative Agent and the Lenders at least one fully-executed commitment letter or confirmation that documentation of definitive agreements consistent with a previously delivered term sheet is in process, with such confirmation being acceptable in form and substance to the Lenders in their sole discretion, that will provide a full payment in cash of all Obligations on or before April 12, 2019; and (iii) on or before April 12, 2019, the Obligations shall be paid in full in cash with the proceeds of refinancing credit facilities. In the event the Loan Parties fail to deliver the required term sheet within the time period required in accordance with the foregoing clause (i), the Borrower shall pay a fee of $250,000 to the Administrative Agent for the ratable benefit of the Lenders, which fee shall be immediately due and payable. In the event the Loan Parties fail to deliver the required commitment letter or confirmation within the time period required in accordance with the foregoing clause (ii), the Borrower shall pay a fee of $250,000 to the Administrative Agent for the ratable benefit of the Lenders, which fee shall be immediately due and payable. In the event the Loan Parties fail to pay the Obligations in full in cash within the time period required in accordance with the foregoing clause (iii), the Borrower shall pay a fee of $500,000 to the Administrative Agent for the ratable benefit of the Lenders, which fee shall be immediately due and payable.

(c)          Additional Reporting.

(i)          Cash Flow and Variance Reports. On the 15th (if a Business Day, if not, the first Business Day thereafter) and last Business Day of each month after the Sixth Amendment Effective Date, the Loan Parties shall deliver to the Administrative Agent and the Lenders a then current 13-week cash flow forecast showing projected cash receipts and disbursements (including referencing line item sources and uses of cash) over the following 13-week period, together with a reconciliation of actual cash receipts and cash disbursements from the prior week against the previous cash flow forecast, showing any deviations on a cumulative basis, and providing a written explanation of each deviation, with such forecast and report being otherwise in form and substance reasonably acceptable to the Administrative Agent.

(ii)         Bonding Company. Each fiscal month after the Sixth Amendment Effective Date (commencing December 2018), the Loan Parties shall deliver to the Administrative Agent and the Lenders a report on all applications or requests for bonds, sureties, or similar support submitted by any Loan Party to the Bonding Company during the prior fiscal month and the Bonding Company’s response to each such application or request, including approvals and denials thereof, with such report also including a summary of all other material communications between any of the Loan Parties and the Bonding Company that occurred during the prior fiscal month, and including any changes with respect to the Bonding Agreements and the Bonding Company’s performance or intended performance under such agreements, which report shall be in form and substance reasonably acceptable to the Administrative Agent.

(iii)        Refinancing Efforts. Every other week after the Sixth Amendment Effective Date, the Loan Parties shall deliver to the Administrative Agent and the Lenders a report (which report may be made by email) providing an update on and status of the refinancing required by Section 6.29(b) hereof and the Loan Parties ability to meet the milestones required by such clause.

(iv)        Other Information. Commencing with the Sixth Amendment Effective Date and at all times thereafter, the Loan Parties shall provide such other information reasonably requested by the Administrative Agent or any Lender.

Section 6.30. Certificate of Beneficial Ownership and Additional Information. The Borrower shall provide to the Administrative Agent and the Lenders: (a) from time to time promptly upon request by any Lender, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and the Lenders, (b) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed, and (c) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

3.10.        Clause (b) of Section 7.1 of the Credit Agreement (Events of Default) is amended and restated in its entirety to read as follows:

(b)          default in the observance or performance of any covenant set forth in Sections 6.1, 6.4, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.25, 6.26, 6.27, 6.28, 6.29 or 6.30 or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

3.11.        Exhibit E to Credit Agreement (Compliance Certificate) is amended and restated in its entirety by Exhibit E attached hereto.

3.12.        Exhibit H to Credit Agreement (Borrowing Base Certificate) is amended and restated in its entirety by Exhibit H attached hereto.

3.13.        A new Schedule 1.1 is added to the Credit Agreement in the form of Schedule 1.1 attached hereto.

Section 4.           Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

4.1.          The Administrative Agent shall have received this Amendment executed and delivered by each of the applicable parties hereto.

4.2.          The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the Sixth Amendment Effective Date and, after giving effect to this Amendment, no Default or Event of Default shall exist as of the Sixth Amendment Effective Date.

4.3.          The Administrative Agent shall have received updated (i) UCC searches against each Loan Party from the state of its organization, (ii) UCC lien searches against the following prior business names from the Delaware Secretary of State: (A) Limbach Engineering & Design Services, (B) Sabo/Limbach Energy Services, and (C) Western Air Limbach, and (iii) tax lien, judgment and/or pending suit searches with respect to each Loan Party from the county and the supporting courts that serve such county where the chief executive office of each respective Loan Party is located.

4.4.          The Administrative Agent shall have received an updated (i) Evidence of Commercial Property Insurance certificate on an Acord Form 28 (or other form reasonably acceptable to the Administrative Agent) listing each of the Loan Parties as the insured, covering all of the personal property and real property owned by each of them at all locations, and naming the Administrative Agent as the lender’s loss payable and mortgagee, and (ii) Certificate of Liability Insurance certificate on an Acord Form reasonably acceptable to the Administrative Agent listing the Loan Parties as the insureds and the Administrative Agent as an additional insured, in each case, together with any applicable endorsement forms reasonably required by the Administrative Agent in connection with such certificates.

4.5.          The Loan Parties shall have delivered to the Administrative Agent a property search with respect to that real property commonly known as to 926 Featherstone Road, Pontiac, Michigan 58342 (the “Michigan Real Estate”) confirming that no Liens (other than Permitted Liens) have been added to encumber the Michigan Real Estate after June 26, 2017.

4.6.          A UCC-1 in the form of Annex A attached hereto shall have been filed against the Michigan Real Estate with the Register of Deeds Office in Oakland County, Michigan.

4.7.          Each of the Loan Parties shall have delivered to the Administrative Agent a good standing certificate and certified articles of incorporation, articles of organization or other applicable formation agreement from the appropriate Governmental Authority in the jurisdiction of its formation or organization, with each such document dated no earlier than 30 days before the Sixth Amendment Effective Date.

4.8.          The Loan Parties shall have executed and delivered to the Administrative Agent an Omnibus Amendment and Reaffirmation Agreement in the form of Annex B attached hereto.

4.9.          The Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders an amendment fee in the amount of $100,000, and the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent’s counsel.

4.10.         Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 5.           Condition Subsequent.

5.1.       Successor Consultant. Upon the request of the Administrative Agent or at the direction of the Required Lenders, the Loan Parties shall engage a consultant (such engaged entity, the “Successor Consultant”); provided that, the Successor Consultant shall be acceptable to the Administrative Agent and the Required Lenders and the scope of the Successor Consultant’s engagement shall be acceptable to the Administrative Agent and the Required Lenders. The Loan Parties shall authorize the Successor Consultant to communicate directly with the Administrative Agent and the Lenders with respect to the Consultant’s engagement, its services performed, and any and all information gathered therefrom.

5.2.       Credit Card Agreements. On or before January 31, 2019 (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower shall terminate any and all commercial card agreements with the Administrative Agent and shall pay in cash all liabilities and obligations owing thereunder.

5.3.         Control Agreements. To the extent any Loan Party has accounts (other than Excluded Deposit Accounts) with any depository institution other than the Administrative Agent, the Loan Parties shall use commercially reasonable efforts to cause each such depository institution to enter into springing control agreements with respect to such accounts in favor of the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent by not later than December 20, 2018 (or such later date as agreed to by the Administrative Agent in its sole discretion).

5.4.         Collateral Access Agreements. To the extent not previously delivered, to the extent requested by the Administrative Agent, the Loan Parties shall use commercially reasonable efforts to cause the applicable third party (including any landlord, warehouseman, consignee, bailee, customs broker or other similar person) to execute and deliver to the Administrative Agent within 45 days following a request a Collateral Access Agreement with respect to the applicable Collateral, which Collateral Access Agreement shall be in form and substance reasonably acceptable to the Administrative Agent.

5.5.         Vehicle Titles. Without limiting the Administrative Agent’s rights under Section 4.1 of the Credit Agreement not later than March 31, 2019, the appropriate Governmental Authority with respect to each vehicle and any other goods that are owned by any Loan Party and are that are subject to a certificate of title law shall issue revised a certificate of title noting a Lien on the applicable titled vehicle in favor of the Administrative Agent and which shall otherwise be a perfected Lien on such property in favor of the Administrative Agent.

5.6.         Life Insurance Policies. Before March 31, 2019, the issuer of each life insurance policy which names a Loan Party as a beneficiary shall execute and deliver to the Administrative Agent an assignment of such Loan Party’s interest in such policy to the Administrative Agent, which assignment shall be acknowledged and agreed to by such Loan Party and shall otherwise be in form and substance reasonably acceptable to the Administrative Agent.

5.7.         Mortgage Supplement. On or before December 20, 2018 (or such later date as agreed to by the Administrative Agent in its sole discretion), Limbach Company LLC shall execute and deliver a notarized First Supplement to Mortgage with regard to that Mortgage against the Michigan Real Estate from Limbach Company LLC in favor of the Administrative Agent, dated as of June 15, 2017, and recorded in the Register of Deeds Office of Oakland County, Michigan on June 26, 2017, as number 122095 in Liber 50802, at Page 846 (the “Michigan Mortgage”), which First Supplement to Mortgage shall (a) supplement the Michigan Mortgage to add in the Bridge Loans to the Secured Indebtedness thereunder, and as defined therein, and (b) be in the form of Annex C attached hereto and made a part hereof.

5.8.         Events of Default. The undersigned hereby agree that failure to comply with any of the foregoing requirements set forth in Sections 5.1 through and including 5.7 of this Amendment shall constitute an automatic Event of Default under Section 7.1 of the Credit Agreement.

Section 6.          Affirmation of Guarantors.

Each Guarantor hereby confirms that, after giving effect to this Amendment, each Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Borrower and each Guarantor acknowledge and agree that (a) nothing in the Credit Agreement, this Amendment, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement and (b) the Lenders are relying on the assurances provided in this Section in entering into this Amendment and maintaining credit outstanding to the Borrower.

Section 7.          Acknowledgement of Liens.

The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first-priority lien upon and security interest in the Collateral granted to the Administrative Agent pursuant to the Loan Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 8.          Representations and Warranties of Borrower and Guarantors.

To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof, (a) after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents, including this Amendment, are and shall remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (b)  no Default or Event of Default exists or shall result after giving effect to this Amendment, and (c) the Borrower and each Guarantor has the power and authority to execute, deliver, and perform this Amendment and have taken all necessary action to authorize their execution, delivery, and performance of this Amendment.

Section 9.          Miscellaneous.

9.1.         This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer, and their respective successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer with respect to the transactions contemplated hereby, and there shall be no third-party beneficiaries of any of the terms and provisions of this Amendment.

9.2.         This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

9.3.         Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.4.         Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9.5.         Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

9.6.         This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

9.7.         The provisions contained in Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.20 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

9.8.         Each Lender party hereto authorizes the Administrative Agent to execute and deliver the Omnibus Amendment and Reaffirmation attached hereto at Annex B on behalf of itself and the Lenders.

Section 10.         Release, Covenant Not to Sue, Acknowledgment.

10.1.        Each Loan Party (collectively, the “Releasing Parties”) hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the L/C Issuer, and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Credit Agreement, and any other Loan Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, other than, in each instance, as determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Released Party. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Borrower hereby confirms that the foregoing waiver and release is an informed waiver and release and is being freely given.

10.2.        Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Releasing Party pursuant to the above release. If any Releasing Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation; provided that, this sentence shall not apply to claims, demands or causes of action asserted by a Releasing Party against a Released Party to the extent, in each instance, determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from to the gross negligence or willful misconduct of such Released Party.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”

Limbach Facility Services LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Sixth Amendment to Credit Agreement and Limited Waiver (Limbach)]

“Guarantors”

Limbach Holdings, Inc.

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Chief Financial Officer

Limbach Holdings LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Limbach Company LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Harper Limbach LLC

By:	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Treasurer

Limbach Company LP

By:	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Harper Limbach Construction LLC

By:	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Treasurer

[Signature Page to Sixth Amendment to Credit Agreement and Limited Waiver (Limbach)]

“Lenders”

Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ Terick R. Hinze
	Name:	Terick R. Hinze
	Title:	Vice President - SAG

[Signature Page to Sixth Amendment to Credit Agreement and Limited Waiver (Limbach)]

CIBC Bank USA, formally known as The PrivateBank and Trust Company, as a Lender

By	/s/ David L. Sauerman
	Name:	David L. Sauerman
	Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement and Limited Waiver (Limbach)]

Wheaton Bank & Trust Company, as a Lender

By	/s/ David Nelson
	Name:	David Nelson
	Title:	Assistant Vice President

[Signature Page to Sixth Amendment to Credit Agreement and Limited Waiver (Limbach)]

Citizens Bank of Pennsylvania, as a Lender

By	/s/ John J. Ligday, Jr.
	Name:	John J. Ligday, Jr.
	Title:	Senior Vice President

[Signature Page to Sixth Amendment to Credit Agreement and Limited Waiver (Limbach)]

Schedule 1.1

Revolving Credit Commitments

Name of Lender	Revolving Credit Commitment on Sixth Amendment Effective Date	Revolving Credit Commitment on First Commitment Decrease Date	Revolving Credit Commitment on Second Commitment Decrease Date

Fifth Third Bank	$7,653,061.22	$6,887,755.10	$6,122,448.98

CIBC Bank USA	$6,122,448.98	$5,510,204.08	$4,897,959.18

Wheaton Bank & Trust Company	$6,122,448.98	$5,510,204.08	$4,897,959.18

Citizens Bank of Pennsylvania	$5,102,040.82	$4,591,836.74	$4,081,632.66

Total:	$25,000,000.00	$22,500,000.00	$20,000,000.00

Annex A

UCC-1 Financing Statement for Fixtures

[See attached.]

Annex B

Form of Omnibus Amendment and Reaffirmation Agreement

[See attached.]

Annex C

Form of Mortgage Supplement

[See attached.]

Exhibit E

Compliance Certificate

Date:  __________, 20__

To:	Fifth Third Bank, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

Reference is made to the Credit Agreement, dated as of July 20, 2016, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party thereto, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to the Credit Agreement.

The Undersigned, solely in the capacity set forth in paragraph 1 below and not in any individual capacity, hereby certifies that:

1.          I am the duly elected/appointed ____________ of the Borrower.

2.          I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

3.          No Default or Event of Default has occurred and is continuing during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

4.          The financial statements required by Section 6.1 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate fairly and adequately present in all material respects the financial condition of the Borrower and its Subsidiaries as of [___________], and the results of their operations and cash flows for the [quarter/year] ended, in conformity with GAAP applied on a consistent basis.

5.          The representations and warranties contained in Section 5 of the Credit Agreement are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date).

6.          Schedule I hereto sets forth financial data and computations evidencing the Loan Parties’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

7.          Schedule II hereto sets forth a comparison of current financials against the budget for such period as required by Section 6.1(d) of the Credit Agreement.

8.          Attached hereto is an updated Schedule 5.9 to the Credit Agreement, which is true, complete and correct as of the date of this Compliance Certificate.

9.          Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

In the event of a conflict between the attached Schedule I and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control. The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements attached as Schedule II hereto in support hereof, are made and delivered as of the date first above written.

Limbach Facility Services LLC

By
Name
Title

[Signature Page to Compliance Certificate]

Schedule I

to Compliance Certificate

Limbach Facility Services LLC

Compliance Calculations

for Credit Agreement dated as of July 20, 2016

Calculations as of _____________, 20__

A.	Minimum EBITDA (Section 6.20(a))[1]

	1.	Net Income for test period	$___________

	2.	Interest Expense for test period	$___________

	3.	Federal, state and local income taxes for test period	$___________

	4.	Depreciation and amortization expense for test period	$___________

	5.	Non-cash charges, including stock-based compensation expenses, incurred during test period	$___________

	6.	Limited waiver fee paid during test period in the amount of $300,000, if applicable	$___________

	7.	Non-cash gains realized during test period	$___________

	8.	Sum of Lines A1, A2, A3, A4, A5 and A6, minus Line A7 (“EBITDA”)	$___________

	9.	EBITDA (from Line A8) must not be less than	$6,500,000

	10.	Limbach, Inc. and its Subsidiaries are in compliance (circle yes or no)	yes/no

1	Only required to be calculated for December 31, 2018 test period and such calculation shall be based on financial results of Limbach, Inc. and its Subsidiaries for the fiscal quarter then ending.

B.	Fixed Charge Coverage Ratio (Section 6.20(b))[2]

	1.	EBITDA (from Line A8)[3]	$___________

	2.	Capital Expenditures not financed with Indebtedness for test period[4]	$___________

	3.	Line B1 minus Line B2	$___________

	4.	Scheduled principal payments for test period other than in respect of Bridge Term Loans payable on maturity date	$___________

	5.	Cash portion of Interest Expense for test period	$___________

	6.	Restricted Payments made pursuant to Section 6.15(b) for test period	$___________

	7.	Federal, state and local income taxes paid in cash for test period	$___________

	8.	Sum of Lines B4, B5, B6 and B7 (“Fixed Charges”)[5]	$___________

	9.	Ratio of Line B3 to Line B8 (“Fixed Charge Coverage Ratio”)	____:1.00

	10.	Fixed Charge Coverage Ratio (from Line B9) must not be less than	1.10:1.00

	11.	Limbach, Inc. and its Subsidiaries are in compliance (circle yes or no)	yes/no

2	Calculations to commence March 31, 2019.

3	Calculation to be based on: (a) for March 31, 2019 test period, two consecutive fiscal quarters then ending; (b) for June 30, 2019 test period, three consecutive fiscal quarters then ending; and (c) for test periods thereafter, trailing four fiscal quarters.

4	Calculation to be based on: (a) for March 31, 2019 test period, two consecutive fiscal quarters then ending; (b) for June 30, 2019 test period, three consecutive fiscal quarters then ending; and (c) for test periods thereafter, trailing four fiscal quarters.

5	Calculation to be based on: (a) for March 31, 2019 test period, two consecutive fiscal quarters then ending; (b) for June 30, 2019 test period, three consecutive fiscal quarters then ending; and (c) for test periods thereafter, trailing four fiscal quarters.

C.	Unfinanced Capital Expenditures (Section 6.20(c))

	1.	Unfinanced Capital Expenditures (excluding vehicle leases) for test period[6]	$___________

	2.	Line C1 must be less than[7]	$___________

	1.	Unfinanced Capital Expenditures (excluding vehicle leases) for fiscal year ending December 31, 2019[8]	$3,000,000

	3.	The Loan Parties are in compliance (circle yes or no)	yes/no

6	Calculation to be based on financial results of Limbach, Inc. and its Subsidiaries for the fiscal quarter then ending.

7	Not exceed (i) for March 31, 2019 test period, $1,000,000; (ii) for June 30, 2019 test period, $1,000,000; (iii) for September 30, 2019 test period, $1,000,000; and (iv) for December 31, 2019 test period, $0. No unfinanced Capital Expenditures, including for vehicle leases, shall be permitted on and after any quarter end date on which the Loan Parties fail to achieve the required Fixed Charge Coverage Ratio for such date.

8	To be included for December 31, 2019 test period only.

Schedule II

to Compliance Certificate

Limbach Facility Services LLC

Financial Statements

for Credit Agreement dated as of July 20, 2016

[See attached.]

Schedule III

to Compliance Certificate

Limbach Facility Services LLC

Schedule of Non-Recurring, One-Time Costs and

Expenses and Non-Cash Charges

Schedule 5.9

to Compliance Certificate

Limbach Facility Services LLC

Updated Schedule 5.9

for Credit Agreement dated as of July 20, 2016

Exhibit H

Limbach Facility Services LLC

Borrowing Base Certificate
for Credit Agreement dated as of July 20, 2016

To:	Fifth Third Bank, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Borrowing Base Certificate is furnished to the Administrative Agent (the “Administrative Agent”) and the Lenders pursuant to that certain Credit Agreement dated as of July 20, 2016, by and among Limbach Facility Services LLC (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party thereto, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Borrowing Base Certificate and on any attachments to this Borrowing Base Certificate shall have the meanings ascribed thereto in the Credit Agreement.

The computations set forth in this Borrowing Base Certificate and on any attachments to this Borrowing Base Certificate are, to the knowledge of the undersigned, on behalf of the Borrowers, true, complete and correct as of the date of this Certificate and have been made in accordance with the relevant sections of the Credit Agreement.

See Attached Worksheet for Borrowing Base Calculation.

Schedule I hereto sets forth the Schedule of Accounts evidencing the Accounts of each Loan Party, all of which data is, to the best of my knowledge, true, complete and correct.

Schedule II hereto sets forth the Schedule of Retainage evidencing in reasonable detail any and all outstanding Retainage, all of which data is, to the best of my knowledge, true, complete and correct.

In the event of a conflict between the attached calculations and any certifications relating thereto and the Credit Agreement and related definitions used in calculating the Borrowing Base, the Credit Agreement and such related definitions shall govern and control.

[Signature Page to Follow]

Dated as of this ______ day of _____________, 20___.

Limbach Facility Services LLC

By
Name
Title:

[Signature Page to Borrowing Base Certificate]

Limbach Facility Services LLC

Borrowing Base Certificate Worksheet
for Credit Agreement dated as of July 20, 2016

Dated as of: __________, 20___

1.	Beginning Accounts Receivable Balance (Line 4 of Previous Report)		$___________

2.	Additions to Accounts Receivable:

	(a) a. Gross Billings	$___________

	(b) b. Other Miscellaneous Debits	$___________

	(c) c. Total Additions (Line 2a plus Line 2b)		$___________

3.	Deductions from Accounts Receivable:

	(a) a. Cash and Check Receipts	$___________

	(b) b. Discounts Allowed	$___________

	(c) c. Returns and Allowances	$___________

	(d) d. Bad Debts	$___________

	(e) e. Retainage	$___________

	(f) f. Total Deductions		$___________

4.	Ending Accounts Receivable Balance (Line 1 plus Line 2c minus Line 3f)		$___________

5.	Ineligible Accounts Receivable from Summary Report		$___________

6.	Net Eligible Accounts Receivable (Line 4 minus Line 5)		$___________

7.	Available Collateral:	80% of Line 6	$___________

8.	Deductions from Available Collateral:

	(a) a. Term Loan Reserve	$___________

	(b) b. Other reserves established by by the Administrative Agent (if any)	$___________

	(c) c. Total Deductions from Available Collateral (Line 8a plus Line 8b)		$___________

9.	Net Available Collateral (Line 7 minus Line 8c)		$___________

10.	Maximum Borrowing Limit (Less of Line 9 or Revolving Credit Commitments)		$___________

11.	Revolving Liabilities:

	(a) a. Outstanding Revolving Loans	$___________

	(b) b. Outstanding Letters of Credit	$___________

	(d) c. Total Revolving Liabilities (Line 14a plus 14b)		$___________

12.	Availability: Excess or (Deficiency) (Line 10 minus Line 11c)		$___________

Aging Method (Circle One): Invoice Date/Due Date		Aging Method (Circle One): Invoice Date/Due Date
Accounts Receivable	Total	Accounts Receivable	Total
1 – 30 Days		1 – 30 Days
31 – 60 Days		31 – 60 Days
61 – 90 Days		61 – 90 Days
Over 120 Days		Over 120 Days
Total		Accounts Receivable

OTHER INELIGIBLE RECEIVABLES SUMMARY REPORT

A/R Over 90 Days from Invoice Date	$______________

Related/Employee Accounts	$______________

Foreign Accounts not Backed by L/C or Insurance	$______________

Disputed Accounts and Accounts subject to Counterclaims or Setoff	$______________

Impaired Accounts (as determined by the Administrative Agent in its Permitted Discretion)	$______________

Accounts that are not valid, legally enforceable obligations of the Account Debtor	$______________

Accounts where the Account Debtor is the subject of bankruptcy, insolvency or similar proceedings	$______________

Accounts subject to Account Debtor’s approval or subject to a repurchase obligation or return right	$______________

Accounts arising out of sales not made in the ordinary course of business	$______________

Accounts for which the Account Debtor has returned 20% or more of the Inventory which gave rise to such Account	$______________

Accounts for which documents executed in connection therewith violate applicable law or make the representations or warranties of the Credit Agreement untrue or misleading	$______________

Accounts for which a Loan Party is or may become liable to the Account Debtor for goods sold or services rendered	$______________

Accounts for which chattel paper or an instrument has not been endorsed and/or assigned and delivered to Administrative Agent	$______________

Accounts that exceed the Account Debtors credit limit (if any)	$______________

Accounts for which a Loan Party retains possession and/or control of the goods sold for the account of, or subject to, further and/or future direction from the Account Debtor	$______________

Accounts located in a jurisdiction that requires the filing of a notice of business activities report or other required filing in order to enforce an Account Debtor’s claims in such jurisdiction’s courts, unless (i) such notice or other required filing has been filed or the applicable Loan Party is exempt from filing the report or (ii) the failure to make such filing may be cured retroactively by the Borrower for a nominal fee	$______________

Accounts arising out of a contract which forbids or makes the contract void or unenforceable if such account is assigned	$______________

Accounts subject to counterclaim, credit, trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor	$______________

Accounts in which the Administrative Agent does not have a valid and enforceable first priority perfected security interest and Bonded Accounts	$______________

Accounts that are otherwise determined ineligible by the Administrative Agent in its Permitted Discretion	$______________

Accounts owed by an Account Debtor to the extent 25% or more of the aggregate amount of outstanding Accounts owed by such Account Debtor with respect to a specific job or prospect are not Eligible Accounts solely because they are more than 90 days from the original invoice date[9]	$______________

Total Ineligible Receivables (Add lines above and enter total on Line 5 of Page 1)		$______________

9	Prior to May 31, 2017, up to $2,000,000 of such Accounts, which are also not unpaid for more than 120 calendar days past the original invoice date may be included as Eligible Accounts if they would be otherwise eligible but for this requirement. On and after May 31, 2017, all Accounts that do not satisfy the Additional Eligibility Condition will be ineligible.

Schedule I

to Borrowing Base Certificate

Limbach Facility Services LLC

Schedule of Accounts

for Credit Agreement dated as of July 20, 2016

[See attached.]

Schedule II

to Borrowing Base Certificate

Limbach Facility Services LLC

Schedule of Retainage

for Credit Agreement dated as of July 20, 2016

[See attached.]